EXHIBIT  10.2

ABSOLUTE ASSIGNMENT OF FRANCHISEE NOTES
and PROCEEDS DUE

THIS ASSIGNMENT is made as of August 7, 2007 by EMERGING VISION, INC., a New York corporation, with an office for the transaction of business located at 100 Quentin Roosevelt Boulevard, Suite 508, Garden City, New York 11530 (the "Assignor"), to MANUFACTURERS AND TRADERS TRUST COMPANY, a   banking association, with offices at One M&T Plaza, Buffalo, New York  14240, (the "Assignee").

W I T N E S S E T H:
WHEREAS, the Assignee has agreed to make certain loans to the Assignor (the "Loans") as set forth in and evidenced by a Revolving Line of Credit Note and Agreement dated the date hereof (the "Revolving Credit Agreement"), but only if, as additional security for all of Assignor's now existing and hereafter incurred obligations to the Assignee (collectively, the "Obligations") and all instruments executed pursuant thereto, Assignor assigns to Assignee all of Assignor's right, title, and interest in its contract rights in, all security interests granted by, and all monies and proceeds due under (i) all franchisee notes receivable of Assignor evidenced by the franchisee notes more particularly identified in Schedule “A” annexed hereto, and accompanying loan documents therefor, heretofore delivered to Assignee by Assignor as collateral for the Loans (collectively, the “Franchisee Documents”), and (ii) any and all Franchisee Documents, security interests granted by, and the monies and proceeds due thereunder, which are hereafter entered into by Assignor, as long as the any of the Loans or any other Obligations of the Assignor are outstanding.

NOW, THEREFORE, in order to induce the Assignee to make the Loans evidenced by the Revolving Credit Agreement, and as additional security for the payment of all amounts due under the documents evidencing the Loans and Obligations and under any other loan documents between the Assignor and Assignee, and for the performance and observance of each term and condition contained therein, the Assignor hereby assigns and grants to the Assignee all right, title and interest that the Assignor has or may hereafter acquire in and to (i) the Franchisee Documents and contract rights in, security interests granted by, and monies and proceeds due under the Franchisee Documents and (ii) any and all Franchisee Documents, security interests granted by, and the monies and proceeds due thereunder, which are hereafter entered into by Assignor as long as any of the Loans or other Obligations remain outstanding.

TO HAVE AND TO HOLD the same unto Assignee as additional and collateral security for the payment of all amounts due upon the Loans and any other Obligations and for the performance and observance of all of the agreements contained in the documents evidencing same.

Although this Assignment constitutes a present, current and absolute assignment of the Franchisee Documents and any future Franchisee Documents hereinafter entered into, so long as there shall exist no Event of Default as such term is defined in the Revolving Credit Agreement, or in any other Loan Documents as such term is defined in the Revolving Credit Agreement,  Assignor shall have the right to exercise every right, power and authority under the Franchisee Documents, and to perform and enforce performance of all obligations under the Franchisee Documents.

This Assignment is made for the purpose of securing (i) the full and prompt payment when due, whether by acceleration or otherwise, with such interest as may accrue thereon, either before or after maturity thereof, of the Revolving Credit Agreement, and (ii) the full and prompt payment and performance of any and all obligations of Assignor to Assignee hereunder and under the Revolving Credit Agreement and any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced by the Revolving Credit Agreement (the Revolving Credit Agreement and said other agreements, documents or instruments, together with all renewals, amendments, extensions, consolidations and modifications thereof, are hereinafter collectively referred to as the "Loan Documents").

Assignor hereby covenants and agrees:

a)           To faithfully abide by, perform and discharge each and every obligation, covenant, condition and agreement of the Franchisee Documents to be performed by Assignor and to enforce performance by each other party thereto of each and every obligation, covenant, condition and agreement to be performed by such other party.

b)           To promptly provide Assignee with copies of any and all notices received or given by Assignor which allege, that Assignor is in default in the performance of any obligation, covenant, condition or agreement of the Franchisee Documents to be performed by Assignor.

c)           That the term "Event of Default", whenever used in this Assignment, shall mean any one or more of the following events:

(1)           the occurrence of any "Event of Default" under any of the Loan Documents beyond any applicable grace, notice and/or cure periods; or

(2)           the failure by Assignor to observe, perform or discharge any obligation, covenant, condition or agreement of this Assignment for thirty (30) days after Assignee has provided notice of same provided, however, that if such failure is not susceptible of cure during such thirty (30) day period (but is susceptible of cure) and Assignor promptly commences and diligently pursues cure of such failure during such thirty (30) day period, then such thirty (30) day period shall be extended for an additional consecutive period of thirty (30) days; or; or

(3)           any representation or warranty made by Assignor herein shall prove to have been false or incorrect in any material respect on the date as of which made; or

(4)           a default by Assignor  under the provisions of the Franchisee Documents beyond any applicable grace, notice and/or cure periods.

d)           That an Event of Default by Assignor under this Assignment beyond any applicable grace, notice and/or cure periods shall constitute an "Event of Default" under all of the Loan Documents.

e)           That upon the occurrence of any Event of Default and beyond any applicable grace, notice and/or cure periods, Assignee may at its option, with or without notice or demand of any kind (except as may be provided herein or in any of the Loan Documents), and without waiving such Event of Default, (i) exercise any and all rights and remedies provided for hereunder or under the Loan Documents as well as such remedies as may be available at law or in equity and (ii) cure any such Event of Default in such manner and to such extent as Assignee may deem necessary to protect the security hereof, including specifically, without limitation, the right (but not the obligation) to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Assignee, and also the right (but not the obligation) to perform and discharge each and every obligation, covenant, condition and agreement of Assignor under the Franchisee Documents, and, in exercising any such powers, to pay necessary costs and expenses, employ counsel and incur and pay attorneys' fees and expenses.  Assignee shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability of Assignor under any of the Franchisee Documents or by reason of this Assignment, it being agreed that Assignee shall be treated as agreeing to perform or discharge such obligation, duty  or liability if (but only if) Assignee shall, by written notice, sent to the other contracting party to, or grantor or licensor of, such Franchisee Documents, expressly so elect.

f)           That at any time after the occurrence of any Event of Default  and  beyond any applicable grace, notice and/or cure periods , Assignee may, at its option, without notice, and without regard to the adequacy of security for the indebtedness hereby secured, either in person or by agent, with or without bringing any action or proceeding, or by a receiver to be appointed by a court at any time hereafter, exercise and enforce for its own benefit every right, power and authority under the Franchisee Documents, or any of them, as fully as Assignor could itself.

g)           That the grantor or licensor of any Franchisee Documents, upon receipt of written notice from Assignee of the occurrence of any Event of Default and Assignee's election to exercise its rights under this Assignment, shall be and is hereby irrevocably directed and authorized by Assignor to recognize and accept Assignee as "lender" or Asecured party@, as the case may be, under the Franchisee Documents or as holder of such other document, as the case may be, for any and all purposes as fully as it would recognize and accept Assignor and the performance of Assignor thereunder, and to perform such document for the benefit of Assignee in accordance with the terms and conditions thereof inclusive of making payments in accordance with the Franchisee Documents directly to Assignee, without any obligation to determine whether or not any such Event of Default has in fact occurred.

h)           That further, and without limitation of the foregoing remedies, upon the occurrence of any Event of Default, Assignee shall have the rights and remedies of a secured party under the Uniform Commercial Code as enacted in the State of New York  with respect to each and every document in which a security interest may be obtained, in addition to the rights and remedies otherwise provided for by law or in equity or in any of the Loan Documents.

i)           That in the exercise of the powers herein granted to Assignee, no liability shall be asserted or enforced against Assignee, all such liability being hereby expressly waived and released by Assignor.  Assignor hereby agrees to indemnify and hold Assignee free and harmless from and against any and all claims, demands, liability, expense, cost, loss or damage (including all costs, expenses and attorneys' fees incurred in the defense thereof) which may be asserted against, imposed or incurred by Assignee by reason of any act or omission of Assignor under any of the Franchisee Documents or by reason of this Assignment or the exercise of Assignee's rights and remedies under this Assignment or under any of the Franchisee Documents or by reason of any alleged obligation or undertaking of Assignee to perform or discharge any obligation, duty or liability of Assignor under any of the Franchisee Documents; provided, however, that nothing herein shall be construed to obligate Assignor to indemnify and hold Assignee free and harmless from and against any claim, demand, liability, expense, cost, loss or damage asserted against, imposed on or incurred by Assignee by reason of Assignee's willful misconduct or gross negligence.  Should Assignee incur any such liability, expense, cost, loss or damage, or in the defense of any such claims or demands, for which it is to be indemnified by Assignor as aforesaid, the amount thereof shall be secured by this Assignment, and the other Loan Documents (whether or not such amount, when aggregated with other sums secured by the other Loan Documents, exceeds the principal face amount of the Revolving Credit Agreement), shall bear interest at the Interest Rate specified in the Revolving Credit Agreement from the date incurred until paid, and shall be due and payable immediately upon demand by Assignee.

j)           That Assignee shall have the right to assign to any subsequent holder of the Revolving Credit Agreement, the Franchisee Documents and all the right, title, interest, power and authority of the Assignor in, under and by virtue of the Franchisee Documents hereby or hereafter assigned.

Assignor further hereby covenants and represents to Assignee that (i) Assignor has not previously assigned, sold, pledged, transferred, mortgaged, hypothecated or otherwise encumbered the Franchisee Documents or any of them, or its right, title and interest therein, (ii) Assignor shall not assign, sell, pledge, transfer, mortgage, hypothecate or otherwise encumber its interests in the Franchisee Documents or any of them, (iii) Assignor has not knowingly performed any act which might prevent Assignor from performing its undertakings hereunder or which might prevent Assignee from operating under or enforcing any of the terms and conditions hereof or which would limit Assignee in such operation or enforcement, (iv) Assignor has not received any notice of or knows of no default by Assignor under the Franchisee Documents, or any of them and to the best knowledge of Assignor, no acceleration or termination of any Franchisee Documents has resulted due to any default thereunder except as disclosed in writing to Assignee, and (v) upon execution of any of the Franchisee Documents, Assignor will deliver a copy of such Franchisee Documents (or the original at Assignee's request) to Assignee.

All notices, demands or Franchisee Documents which are required or permitted to be given or served hereunder shall be in writing and shall be deemed sufficiently given when delivered or mailed in the manner set forth in the Revolving Creidt Agreement.

Any provision in the Revolving Credit Agreement that pertains to this Assignment shall be deemed to be incorporated herein as if such provision were fully set forth in this Assignment.  In the event of any conflict between the terms of this Assignment and the terms of the Revolving Credit Agreement, the terms of the Revolving Credit Agreement shall prevail.  A provision in this Assignment shall not be deemed to be inconsistent with the Revolving Credit Agreement by reason of fact that no provision in the Revolving Credit Agreement covers such provision in this Assignment.

This Assignment constitutes the granting by Assignor to Assignee of a security interest under the Uniform Commercial Code as enacted in the State of New York in the right, title and interest of Assignor in, to and under each and every document in which a security interest may be obtained.  Assignor agrees to execute and deliver to Assignee, at any time or times during which this Assignment shall be in effect, such further instruments as Assignee may deem necessary to make effective this Assignment and the security interest created hereby.  To evidence such security interest, at the request of Assignee, Assignor shall, in a form satisfactory to Assignee, join with Assignee in executing one or more financing statements or other notices of security interest, and any continuation thereof, and shall pay the cost for filing thereof.  Assignor also grants Assignee the irrevocable right to file financing statements without Assignor joining in the execution thereof.

The exercise of any rights or remedies under this Assignment shall not be deemed to cure or waive any default or event of default under any of the Loan Documents, or waive, modify or affect any notice of default under any of the Loan Documents, or invalidate any act done pursuant to such notice.  The rights and remedies of Assignee herein provided shall be in addition to and not substitution for the rights and remedies vested in Assignee in any of the Loan Documents or at law or in equity, all of which rights and remedies are specifically reserved by Assignee.  The remedies herein provided or otherwise available to Assignee shall be cumulative and may be exercised concurrently.  The failure to exercise any of the remedies herein provided shall not constitute a waiver thereof, nor shall use any of the remedies herein provided prevent the subsequent or concurrent resort to any other remedy or remedies.

This Assignment shall be interpreted, construed and enforced according to laws of the State of New York.

It is expressly intended, understood and agreed that this Assignment and the Loan Documents are made and entered into for the sole protection and benefit of Assignor and Assignee, and their respective legal representatives, successors and assigns (but in the case of assigns of Assignor, only to the extent permitted hereunder); that no other person or persons shall have any right at any time to action hereon or rights to the proceeds of the Loans;  and that Assignee shall have a lien upon and right to direct application of any such undisbursed proceeds of the Loans as provided in the Loan Documents.

The relationship between Assignee and Assignor is solely that of a lender and borrower, and nothing contained herein or in any of the Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.

Assignor and Assignee intend and believe that each provision in this Assignment comports with all applicable local, state or federal laws and judicial decisions.  However, if any provision or provisions, or if any portion of any provision or provisions, in this Assignment if found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law administrative or judicial decision or public policy, and if such court should declare such portion, provision or provisions of this Assignment to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of both Assignor and Assignee that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Assignment shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein and that the rights, obligations and interests of Assignor and Assignee under the remainder of this Assignment shall continue in full force and effect.

Assignor agrees that the Franchisee Documents will not be altered, modified or changed, except in the regular course of business of Assignor, without the prior written consent of Assignee.

Assignor further agrees not to hereafter assign or transfer its interest in the Franchisee Documents or the monies and proceeds due thereunder to or for the benefit of any other person, firm or corporation.

Assignor further agrees to execute any additional documents that may be necessary or advisable in order to carry out and effect the full intent of this Assignment.

UPON payment in full of the Obligations, this Assignment shall be rendered null and void.

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IN WITNESS WHEREOF, this Assignment is duly executed by Assignor the day and year first above written.

EMERGING VISION, INC.

By:/s/Christopher G. Payan
Christopher G. Payan
CEO

EXHIBIT A

SEE ATTACHED LIST OF FRANCHISEE NOTES RECEIVABLE